Exhibit 99.1

Alto Ingredients, Inc. Reports Second Quarter 2022 Results

●	Grew Net Sales to $362.2 Million, Up 21% from Q2 2021

●	Generated Net Income of $21.5 Million, $0.29 per Diluted Share, Up from $8.0 Million, $0.11 per Diluted Share in Q2 2021

●	Increased Adjusted EBITDA to $29.9 Million, Up from $17.0 Million in Q2 2021

Sacramento, CA, August 8, 2022 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols and essential ingredients, reported its financial results for the quarter ended June 30, 2022.

“Our strategy to diversify into specialty alcohols and essential ingredients continues to serve us well. Sales of these products, combined with a cash grant from the USDA, delivered solid performance and offset higher than usual freight expenses and repair and maintenance costs, resulting in positive gross profit, net income and Adjusted EBITDA in the second quarter,” said Mike Kandris, CEO of Alto Ingredients. “Anticipating the cash grant, we accelerated the timing of some of our infrastructure improvements. We are upgrading equipment and operating systems to increase efficiency and plant reliability, expanding our corn storage capacity, enhancing our specialty alcohol production and broadening its distribution, and reinvesting in essential ingredients capabilities. Building for the future, we are improving our position to capture a variety of opportunities, and our near- and long-term outlook is promising.”

Financial Results for the Three Months Ended June 30, 2022 Compared to 2021

●	Net sales were $362.2 million, compared to $298.1 million.

●	Cost of goods sold was $353.3 million, compared to $282.9 million.

●	Gross profit was $8.8 million, compared to $15.2 million.

●	Selling, general and administrative expenses were $9.0 million, compared to $7.2 million, reflecting Eagle Alcohol acquisition-related expenses and higher stock-compensation expenses

●	Income from a cash grant from the USDA’s Biofuel Producer Program was $22.7 million.

●	Net income available to common stockholders was $21.5 million, or $0.29 per diluted share, compared to $8.0 million, or $0.11 per diluted share.

●	Adjusted EBITDA was $29.9 million, compared to $17.0 million.

●	Cash and cash equivalents were $57.4 million at June 30, 2022, compared to $50.6 million at December 31, 2021.

●	Working capital was $178.4 million at June 30, 2022, compared to $159.9 million at December 31, 2021.

Second Quarter 2022 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Monday, August 8, 2022, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the call can be accessed from Alto Ingredients’ website at www.altoingredients.com. Alternatively, you may register for the conference by navigating to https://dpregister.com/sreg/10169223/f3aa59fe00 to receive a number and unique PIN by email or you may dial the following number up to twenty minutes prior to the scheduled conference call time: (833) 630-0017. International callers should dial (412) 317-1806. Please ask to join the Alto Ingredients call. The webcast will be archived for replay on Alto Ingredients’ website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Monday, August 8, 2022, through 8:00 p.m. Eastern Time on Monday, August 15, 2022. To access the replay, please dial (877) 344-7529. International callers should dial (412) 317-0088. The pass code will be 2155410.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Alto Ingredients, Inc. before interest expense, interest income, provision (benefit) for income taxes, asset impairments, loss on extinguishment of debt, acquisition-related expense, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) attributed to Alto Ingredients, Inc. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributed to Alto Ingredients, Inc. or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (ALTO) is a leading producer and distributor of specialty alcohols and essential ingredients. The company is focused on products for four key markets: Health, Home & Beauty; Food & Beverage; Essential Ingredients; and Renewable Fuels. The company’s customers include major food and beverage companies and consumer products companies. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ near- and long-term outlook; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business. These factors include, among others, adverse economic and market conditions, including for specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; and the effects of the coronavirus pandemic, and its resurgence or abatement, and governmental, business and consumer responses to the pandemic. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the specialty alcohol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2022.

Media Contact:

Bryon McGregor, Alto Ingredients, Inc., 916-403-2768, mediarelations@altoingredients.com

Company IR Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755, investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, LHA Investor Relations, 415-433-3777, investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net sales	$362,189	$298,110	$670,307	$516,844
Cost of goods sold	353,345	282,877	656,690	487,774
Gross profit	8,844	15,233	13,617	29,070
Selling, general and administrative expenses	8,996	7,230	16,625	14,244
Asset impairments	—	1,900	—	3,100
Income (loss) from operations	(152)	6,103	(3,008)	11,726
Interest expense, net	(319)	(1,045)	(519)	(2,930)
Income from cash grant	22,652	—	22,652	—
Income from loan forgiveness	—	3,887	—	3,887
Other income (expense), net	(66)	(555)	388	385
Income before provision for income taxes	22,115	8,390	19,513	13,068
Provision for income taxes	—	—	—	—
Net income	$22,115	$8,390	$19,513	$13,068
Preferred stock dividends	$(315)	$(315)	$(627)	$(627)
Net income allocated to participating securities	(284)	(108)	(251)	(167)
Net income available to common stockholders	$21,516	$7,967	$18,635	$12,274
Net income per share, basic	$0.29	$0.11	$0.26	$0.17
Net income per share, diluted	$0.29	$0.11	$0.26	$0.17
Weighted-average shares outstanding, basic	72,936	71,260	71,690	70,808
Weighted-average shares outstanding, diluted	73,123	71,929	71,958	71,961

ALTO INGREDIENTS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except par value)

	June 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$57,376	$50,612
Restricted cash	17,361	11,513
Accounts receivable, net	92,744	86,888
Inventories	67,438	54,373
Derivative instruments	27,488	15,839
Other current assets	11,081	10,301
Total current assets	273,488	229,526
Property and equipment, net	222,946	222,550
Other Assets:
Right of use operating lease assets, net	14,004	13,413
Notes receivable, noncurrent	—	11,641
Intangible assets, net	9,381	2,678
Goodwill	5,908	—
Other assets	5,592	5,145
Total other assets	34,885	32,877
Total Assets	$531,319	$484,953

ALTO INGREDIENTS, INC.

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(unaudited, in thousands, except par value)

	June 30, 2022	December 31, 2021
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$21,478	$23,251
Accrued liabilities	21,404	21,307
Current portion – operating leases	4,132	3,909
Derivative instruments	32,770	13,582
Other current liabilities	15,340	7,553
Total current liabilities	95,124	69,602

Long-term debt, net of current portion	52,518	50,361
Operating leases, net of current portion	9,801	9,382
Other liabilities	10,288	10,394
Total Liabilities	167,731	139,739

Stockholders’ Equity:
Alto Ingredients, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of June 30, 2022 and December 31, 2021 Series B: 927 shares issued and outstanding as of June 30, 2022 and December 31, 2021	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 74,188 and 72,778 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	74	73
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	1,036,692	1,037,205
Accumulated other comprehensive expense	(284)	(284)
Accumulated deficit	(672,895)	(691,781)
Total Stockholders’ Equity	363,588	345,214
Total Liabilities and Stockholders’ Equity	$531,319	$484,953

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands) (unaudited)	2022	2021	2022	2021
Net income	$22,115	$8,390	$19,513	$13,068
Adjustments:
Interest expense	319	1,045	519	2,930
Interest income	(145)	(186)	(303)	(370)
Asset impairments	—	1,900	—	3,100
Acquisition-related expense	875	—	1,750	—
Depreciation and amortization expense	6,728	5,811	12,861	11,669
Total adjustments	7,777	8,570	14,827	17,329
Adjusted EBITDA	$29,892	$16,960	$34,340	$30,397

Commodity Price Performance

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2022	2021	2022	2021
Renewable fuel production gallons sold (in millions)	51.3	41.4	100.4	80.4
Specialty alcohol production gallons sold (in millions)	25.8	24.3	49.1	43.3
Third party renewable fuel gallons sold (in millions)	30.0	59.3	60.8	113.3
Total gallons sold (in millions)	107.1	125.0	210.3	237.0

Total gallons produced (in millions)	77.0	63.6	151.3	121.5
Production capacity utilization	88%	59%	85%	56%

Average sales price per gallon	$2.84	$2.41	$2.65	$2.17

Average CBOT ethanol price per gallon	$2.16	$2.30	$2.16	$2.00

Corn cost per bushel – CBOT equivalent	$7.46	$6.05	$6.84	$5.51
Average basis	0.69	0.41	0.66	0.36
Delivered corn cost	$8.15	$6.46	$7.50	$5.87

Total essential ingredients tons sold (in thousands)	414.1	304.0	812.9	580.9
Essential ingredients return % (1)	32.7%	32.2%	34.6%	35.9%

(1)	Essential ingredients revenue as a percentage of delivered cost of corn.

Segment Financials

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Sales
Pekin Campus, recorded as gross:
Alcohol sales	$143,768	$132,296	$259,818	$227,380
Essential ingredient sales	59,853	49,578	115,133	94,655
Intersegment sales	269	316	525	628
Total Pekin Campus sales	203,890	182,190	375,476	322,663

Marketing and distribution:
Alcohol sales, gross	$63,558	$86,299	$117,484	$143,309
Alcohol sales, net	317	532	668	984
Intersegment sales	3,242	2,618	6,239	4,862
Total marketing and distribution sales	67,117	89,449	124,391	149,155

Other production, recorded as gross:
Alcohol sales	$67,184	$22,153	$126,991	$38,121
Essential ingredient sales	23,372	7,252	42,309	12,395
Intersegment sales	-	332	12	637
Total Other production sales	90,556	29,737	169,312	51,153

Corporate and other	4,137	-	7,904	-
Intersegment eliminations	(3,511)	(3,266)	(6,776)	(6,127)
Net sales as reported	$362,189	$298,110	$670,307	$516,844

Cost of goods sold:
Pekin Campus	$195,691	$171,547	$364,573	$299,250
Marketing and distribution	63,796	85,746	118,510	139,705
Other production	91,606	27,325	169,851	51,442
Corporate and other	3,197	-	6,070	-
Intersegment eliminations	(945)	(1,741)	(2,314)	(2,623)
Cost of goods sold as reported	$353,345	$282,877	$656,690	$487,774

Gross profit:
Pekin Campus	$8,199	$10,643	$10,903	$23,413
Marketing and distribution	3,321	3,703	5,881	9,450
Other production	(1,050)	2,412	(539)	(289)
Corporate and other	940	-	1,834	-
Intersegment eliminations	(2,566)	(1,525)	(4,462)	(3,504)
Gross profit as reported	$8,844	$15,233	$13,617	$29,070

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